Exhibit 10.17

EXECUTION COPY

AMENDMENT NO. I TO
CREDIT AGREEMENT

THIS AMENDMENT NO. I TO CREDIT AGREEMENT (this “Amendment”) dated as of September 17, 2003, is entered into among GLADSTONE BUSINESS LOAN, LLC, as the Borrower, CONCORD MINUTEMEN CAPITAL COMPANY, LLC and PUBLIC SQUARE FUNDING LLC, as CP Lenders (collectivdy, the “CP Lenders”), CANADIAN IMPERIAL BANK OF COMMERCE (“CIBC”) and KEYBANK, NATIONAL ASSOCIATION (“KeyBank”), as Committed Lenders (col1ectively, the “Committed Lenders”), (CIBC and KeyBank as Managing Agents (in such capacity, collectively the “Managing Agents”) and (CIBC as Administrative Agent (in such capacity, the “Administrative Agent”). Capitalized terms used herein without definition shall have the meanings ascribed thereto in the “Credit Agreement” referred to below.

PRELIMINARY STATEMENTS

A. Reference is made to that certain Credit Agreement dated as of May 19, 2003 among the Borrower, Gladstone Advisers, Inc., as Servicer, the CP Lenders, the Committed Lenders, the Managing Agents and the Administrative Agent (as amended, restated, supplemented or modified from time to time, the “Credit Agreement”).

B. The parties hereto have agreed to amend certain provisions of the Credit Agreement upon the terms and conditions set forth herein.

SECTION 1. Amendment. Subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the parties hereto hereby agree:

(i) to delete clause (xviii) of the definition of “Eligible Loan” and substitute the following therefor:

(xviii) the addition of which to the Transferred Loans will not cause (a) the remaining weighted average life of the Transferred Loans to exceed 48 months, (b) the weighted average interest rate in respect of Transferred Loans which accrue interest at a fixed rate to be less than 8.0%, (c) the weighted average interest rate in respect of Transferred Loans which accrue interest at a floating rate (A) if the weighted average risk rating of the portfolio is greater than or equal to 4.5 (or the equivalent of a rating greater than B-/B3 by S&P and Moody’s respectively), as detennined by the Scrvicer’s risk rating model, for such Transferred Loans which are Senior Debt Loans, to be less than the sum of the LIBO Rate plus 4.0% and for all other Transferred Loans, (x) to be less than the sum of the LIBO Rate plus 5.00% or (y) to be less than 8.0% or (B) if the weighted average risk rating of the portfolio is less than 4.5, as detennined by the Servicer’s risk rating model, (x) to be less than the sum of the LIBO Rate plus 5.00% or (y) to be less than 8.0% or (d) the weighted average risk rating of the portfolio to be less than 4 (or the equivalent of B-/B3 by S&P and Moody’s respectively), as determined by the Servicer’s risk rating model; and

(ii) to amend Section 1.1 to insert the following defined term in appropriate alphabetical order therein:

“Senior Debt Loan” means a Loan which (a) has a risk rating equal to or greater than 5.5 (or the equivalent of a rating greater than B/B2 by S&P and Moody’s respectively), as determined by the Servicer’s risk rating model and (b) is not subordinated to any other indebtedness of the applicable Obligor.

SECTION 2. Representations and Warranties. The Borrower hereby represents and warrants to each ofthe other parties hereto, that:

(a) this Amendment constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms; and

(b) on the date hereof, before and after giving effect to this Amendment, other than as amended or waived pursuant to this Amendment, no Early Tennination Event or Unmatured Termination Event has occurred and is continuing.

SECTION 3. Conditions Precedent. This Amendment shall become effective on the first Business Day (the “Effective Date”) on which the Administrative Agent or its counsel has received counterpart signature pages of this Amendment, executed by each of the parties hereto.

SECTION 4. Reference to and Effect on the Transaction Documents.

(a) Upon the effectiveness of this Amendment, (i) each reference in the Credit Agreement to “this Credit Agreement”, “this Agreement”, “hereunder”, “hereof’, “herein” or words of like import shall mean and be a reference to the Credit Agreement as amended or otherwise modified hereby, and (ii) each reference to the Credit Agreement in any other Transaction Document or any other document, instrument or agreement executed and/or delivered in connection therewith, shall mean and be a reference to the Credit Agreement as amended or otherwise modified hereby.

(b) Except as specifically amended, terminated or otherwise modified above, the terms and conditions of the Credit Agreement, of all other Transaction Documents and any other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect and are hereby ratified and confirmed.

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(c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any light, power or remedy ofthe Administrative Agent, any Managing Agent or any Lender under the Credit Agreement or any other Transaction Document or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein, in each case except as specifically set forth herein.

SECTION 5. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and an of which taken together shall constitute bur one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 6. Goveming Law. This Amendment shall be govemed by and construed in accordance with the laws of the State of New York.

SECTION 7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part ofthis Amendment for any other purpose.

SECTION 8. Fees and Expenses. Seller hereby confinns its af,rreement to pay on demand all reasonable costs and expenses of the Administrative Agent, Managing Agents or Lenders in connection with the preparation, execution and delivery of this Amendment and any of the other instruments, documents and agreements to he executed and/or delivered in connection herewith, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel to the Administrative Agent, Managing Agents or Lenders with respect thereto.

[Remainder of Page Deliberately Left Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers as of the date first above written.

GLADSTONE BUSINESS LOAN, LLC

By:	/s/ David Gladstone
Name: David Gladstone
Title: Chairman

CONCORD MINUTEMEN CAPITAL COMPANY, LLC

By:	/s/ R. Scott Chisholm
Name: R. Scott Chisholm
Title: Authorized Signer

CANADIAN IMPERIAL BANK OF COMMERCE, as a Committed Lender, Managing Agent and Administrative Agent

By:	/s/ Mark D. O’Keefe
Name: Mark D. O’Keefe
Title: Authorized Signatory

By:	/s/ Jim Lees
Name: Jim Lees
Title: Authorized Signatory

PUBLIC SQUARE FUNDING LLC, as CP Lender and Committed Lender

By:	/s/ Douglas K. Johnson
Name: Douglas K. Johnson
Title: President

KEYBANK, NATIONAL ASSOCIATION, as Managing Agent

By:	/s/ Anthony Bulic
Name: Anthony Bulic
Title: Vice President